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EXHIBIT 21




Subsidiaries of the Registrant

1.       Equity Marketing Hong Kong, Ltd. a Delaware Corporation.

2. Synergy Promotions, S.A. de C.V., a Mexico Corporation (65% owned by the Registrant).

3.       EPI Group Limited, a Delaware Corporation.